PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 19, 1998)

                                  $525,000,000
                           General Motors Corporation
           7.25% QUARTERLY INTEREST BONDS DUE APRIL 15, 2041 (QUIBS)*
                               ------------------

        Interest payable on January 15, April 15, July 15 and October 15
                                -----------------


This is an offering of 7.25% Quarterly Interest Bonds due April 15, 2041 (the "Bonds") to be issued by General Motors Corporation ("GM"). The Bonds will be general unsecured, unsubordinated obligations of GM. The Bonds will mature on April 15, 2041. The Bonds will bear interest from April 30, 2001, at the rate of 7.25% per annum, payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2001. We will have the right to redeem the Bonds in certain circumstances if we are unable to deduct interest paid on the Bonds. The Bonds also will be redeemable at our option, in whole or part, at any time on or after April 30, 2006, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The Bonds will be issued in minimum denominations of $25 and in multiples of $25.


We will apply to list the Bonds on the New York Stock Exchange and expect trading in the Bonds on the New York Stock Exchange to begin within 30 days after the original issue date.
                              --------------------

                    PRICE 100% AND ACCRUED INTEREST, IF ANY

                               ------------------


                                                  Discounts and
                                   Price to       Underwriting        Proceeds
                                    Public         Commissions         to GM
                                    ------         -----------         -----

Per Bond......................      100.00%           3.15 %           96.85%
Total.........................   $525,000,000      $16,537,500      $508,462,500

                               ------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds to purchasers on April 30, 2001.

We have granted the underwriters a right to request from us the opportunity to purchase up to an additional $50,000,000 aggregate principal amount of Bonds to cover overallotments, if any. Whether or not to approve the request is totally at our discretion.
                               ------------------

           *QUIBS is a servicemark of Morgan Stanley Dean Witter & Co.
                                -----------------

MORGAN STANLEY DEAN WITTER
      ABN AMRO INCORPORATED
            A.G. EDWARDS & SONS, INC.
                  BANC ONE CAPITAL MARKETS, INC.
                        CIBC WORLD MARKETS
                              MERRILL LYNCH & CO.
                                    PRUDENTIAL SECURITIES
                                         SALOMON SMITH BARNEY
April 20, 2001                                UBS WARBURG

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                          Page
                                                                          ----
Incorporation of Certain Documents by Reference.........................   S-3
Ratio of Earnings to Fixed Charges......................................   S-3
Use of Proceeds.........................................................   S-3
Description of the Bonds................................................   S-4
U.S. Tax Considerations.................................................   S-6
Underwriting............................................................   S-9
Legal Opinions..........................................................   S-11

                                   PROSPECTUS

                                                                          Page
                                                                          ----
Available Information ..................................................   1
Incorporation of Certain Documents by Reference ........................   1
General Motors Corporation..............................................   2
Use of Proceeds.........................................................   2
Ratio of Earnings to Fixed Charges......................................   3
Description of Debt Securities..........................................   3
Description of Warrants.................................................   11
Plan of Distribution....................................................   12
Experts.................................................................   13
Legal Opinions..........................................................   13

      Unless the context indicates otherwise, the words "GM", "we", "our", "ours", and "us" refer to General Motors Corporation.

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you different information or to make any additional representations. We are not, and the underwriters are not, making an offer of any securities other than the Bonds. This prospectus supplement is part of and must be read in conjunction with the accompanying prospectus dated August 19, 1998. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus supplement and accompanying prospectus. Information that we file later with the SEC will automatically update and supersede this information.

      We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about General Motors Corporation and its finances.

SEC Filings (File No. 1-143)           Period
Annual Report on Form 10-K............ Year ended December 31, 2000
Current Reports on Form 8-K            January 3, 2001, January 8, 2001, January
                                       16, 2001 (2), January 17, 2001, February
                                       1, 2001,  February 6, 2001,  February 9,
                                       2001,  February 22, 2001, March 1, 2001,
                                       March 29, 2001, April 3, 2001, April 17,
                                       2001 (2),  April 18,  2001 (3) and April
                                       20, 2001



      You may, at no cost, request a copy of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, except exhibits to such documents, by writing or telephoning the office of W. W. Creek, Controller, at the following address and telephone number:

                        General Motors Corporation
                        300 Renaissance Center
                        Detroit, Michigan 48265-3000
                        Tel: (313) 556-5000

                       RATIO OF EARNINGS TO FIXED CHARGES


                                   Years Ended
                                   December 31,
                                   ------------
                         2000                        1999
                         ----                        ----
                         1.71                        2.12


      The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges.

      See "Ratio of Earnings to Fixed Charges" in the accompanying prospectus for additional information.

                               USE OF PROCEEDS

      We will use the net proceeds (approximately $508,000,000 after deducting underwriting discounts, commissions and expenses or approximately $557,000,000 if the underwriters exercise their over-allotment option in full) for general corporate purposes, including the repayment of existing indebtedness.

                            DESCRIPTION OF THE BONDS
General

      The following description of the particular terms of the Bonds offered hereby supplements and, to the extent that the terms are inconsistent, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The Bonds are part of the Debt Securities registered by GM in August 1998 to be issued on terms to be determined at the time of sale.

      The Bonds offered hereby will be issued in an initial aggregate principal amount of $525,000,000 pursuant to an Indenture dated as of December 7, 1995, between us and Citibank, N.A. (the "Trustee"), which is more fully described in the accompanying prospectus and the Bonds have been authorized and approved by resolution of our Board of Directors.

      The Indenture and the Bonds are governed by, and construed in accordance with, the laws of the State of New York, United States.


     The Bonds will be unsecured obligations of GM and will rank equally with all other unsecured and unsubordinated indebtedness of GM. The Bonds will mature on April 15, 2041. The Bonds are expected to be listed on the New York Stock Exchange. The Bonds will bear interest, calculated on the basis of a 360-day year consisting of twelve 30 day months, from April 30, 2001 at a rate of 7.25% per annum, payable on January 15, April 15, July 15 and October 15 of each year, the first payment to be made on July 15, 2001, to the person in whose name the Bonds are registered at the close of business on the last day of the month preceding such January 15, April 15, July 15 or October 15.


      If any January 15, April 15, July 15 or October 15 falls on a day that is not a Business Day, then payment of interest will be made on the next succeeding Business Day with the same force and effect as if made on such date.

      The Bonds will be issued in book-entry form. See "Book-Entry, Delivery and Form" in the accompanying prospectus.

      We may from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further Bonds ranking pari passu with the Bonds in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further Bonds or except for the first payment of interest following the issue date of such further Bonds. Such further Bonds may be consolidated and form a single series with the Bonds and have the same terms as to status, redemption or otherwise as the Bonds.

Optional Redemption

      We may not redeem the Bonds before April 30, 2006, except for tax reasons as described below under " Redemption for Tax Reasons." On and after April 30, 2006, we may redeem the Bonds, at our option and at any time, in whole or in part at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the date of redemption.

Redemption for Tax Reasons

      We may elect to redeem the Bonds, in whole but not in part, at any time at a redemption price of 100% of their principal amount, plus accrued and unpaid interest up to but not including the redemption date, if on or after April 30, 2001, a change in the U.S. tax laws results in a substantial likelihood that we will not be able to deduct the full amount of interest accrued on the Bonds for U.S. federal income tax purposes.

      The Bonds describe a change in tax laws broadly and permit us to redeem because of:

      o any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws;

      o any change in the way those laws, rulings or regulations are interpreted, applied or enforced;

      o  any action taken by a taxing authority that applies to us;

      o  any court decision, whether or not in a proceeding involving us; or

      o any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service, based on a fact pattern substantially similar to ours.

Selection and Notice

      We will mail notices of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption to each registered holder of the Bonds to be redeemed at its registered address. If we redeem less than all of the Bonds at any time, the trustee will select the Bonds to be redeemed on a pro rata basis, by lot or by such other method directed by us. The trustee will make that selection not more than 45 days before the redemption date.

Trading Characteristics

      We expect the Bonds to trade at a price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Bonds that is not included in their trading price. Any portion of the trading price of a Bond that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Bonds. See "U.S. Tax Considerations" below.

                             U.S. TAX CONSIDERATIONS

      The following summary describes the material U.S. federal income and certain estate tax consequences of ownership and disposition of the Bonds to an initial investor purchasing a Bond at its "issue price" that is, the first price to the public at which a substantial amount of the Bonds in an issue is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Bonds held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding Bonds in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, or persons who have ceased to be U.S. citizens or to be taxed as resident aliens.

      Prospective investors should consult their tax advisers with regard to the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

     "U.S. Holder" means a beneficial owner of a Bond that is, for U.S. federal income tax purposes, (i) a citizen or resident of the U.S., (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any political subdivision, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other holder whose income with respect to a Bond is effectively connected with such holder's conduct of a U.S. trade or business.

Payments of Interest

      Stated interest on a Bond will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for tax purposes.

Sale, Exchange or Retirement

      Upon the sale, exchange or retirement of a Bond, a U.S. Holder will recognize taxable gain or loss equal to the difference between the U.S. Holder's adjusted tax basis in the Bond and the amount realized on the sale, exchange or retirement. For these purposes, the amount realized does not include unpaid interest that has accrued to the date of sale but has not previously been included in income. (See "Description of the Bonds --- Trading Characteristics.") Such amounts are treated as interest as described under "Payment of Interest" above.

      A U.S. Holder's adjusted tax basis in a Bond will generally equal the cost of the Bond to the U.S. Holder. Gain or loss realized on the sale, exchange or retirement of a Bond will be capital gain or loss. Prospective investors should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates and have held their Bonds for more than one year) and losses (the deductibility of which is subject to limitations).

Non-U.S. Holders

      "Non-U.S. Holder" means a beneficial owner of a Bond that is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a nonresident alien fiduciary of a foreign estate or trust.

      Under present U.S. federal tax law, and subject to the discussion below concerning backup withholding:

(a) Payments of principal, interest and premium on the Bonds to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that in the case of interest, the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving certain types of interest. Interest will not, however, be exempt from withholding tax unless the beneficial owner of the Bond certifies generally on Internal Revenue Service ("IRS") Form W-8BEN under penalties of perjury that it is not a U.S. person. Prospective investors, including foreign partnerships and their partners should consult their tax advisers regarding possible additional reporting requirements;

(b) a Non-U.S. Holder of a Bond will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the Bond, unless (i) the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition, and either the gain is attributable to an office or other fixed place of business maintained by the individual in the U.S. or, generally, the individual has a "tax home" in the U.S. or (ii) the gain is effectively connected with the Holder's conduct of a trade or business in the U.S.; and

(c) a Bond held by an individual who is not, for U.S. estate tax purposes, a resident or citizen of the U.S. at the time of his death generally will not be subject to U.S. federal estate tax as a result of the individual's death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, payments with respect to the Bond would not have been effectively connected to the conduct by the individual of a trade or business in the U.S.

 If a Non-U.S. Holder of a Bond is engaged in a trade or business in the U.S., and if interest on the Bond (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of the trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. income tax on the effectively connected income, generally in the same manner as if it were a U.S. Holder. See "U.S. Holders" above. In lieu of Form W-8BEN, the non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its earnings and profits for the taxable year attributable to the effectively connected income, subject to certain adjustments.

Backup Withholding and Information Reporting

U.S. Holders

      A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of and interest on an obligation, and to proceeds of disposition of an obligation, to certain noncorporate U.S. Holders if such holders fail to provide correct taxpayer identification numbers and other information or fail to comply with certain other requirements. We, our paying agent, or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations (generally on an IRS Form W-9) and certain other conditions are met.

Non-U.S. Holders

      Backup withholding will not apply to payments of interest made on a Bond or to proceeds from a sale or other disposition of a Bond if the certifications required to claim the exemption from withholding tax or interest described above are received, provided that we or our paying agent, as the case may be, do not have actual knowledge that the payee is a U.S. person.

      Holders of Bonds should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement dated April 20, 2001 (the "Underwriting Agreement"), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Morgan Stanley & Co. Incorporated is acting as representative (the "Representative"), has severally agreed to purchase the principal amount of the Bonds set forth opposite its name below. In the Underwriting Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Bonds offered hereby if any of the Bonds are purchased.

                                                              Principal Amount
      Underwriters                                                of Bonds
      ------------------                                      ----------------
      Morgan Stanley & Co. Incorporated....................   $   49,650,000
      ABN AMRO Incorporated ...............................       49,575,000
      A.G. Edwards & Sons, Inc. ...........................       49,575,000
      Banc One Capital Markets, Inc........................       49,575,000
      CIBC World Markets Corp..............................       49,575,000
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.............................       49,575,000
      Prudential Securities Incorporated...................       49,575,000
      Salomon Smith Barney Inc.............................       49,575,000
      UBS Warburg LLC .....................................       49,575,000
      Banc of America Securities LLC ......................        2,500,000
      Bear, Stearns & Co. Inc..............................        2,500,000
      Credit Suisse First Boston Corporation...............        2,500,000
      Dain Rauscher Wessels................................        2,500,000
      Deutsche Bank Alex. Brown Inc. ......................        2,500,000
      First Union Securities, Inc. ........................        2,500,000
      H&R BLOCK Financial Advisors, Inc. ..................        2,500,000
      HSBC Securities (USA) Inc............................        2,500,000
      Chase Securities Inc. ...............................        2,500,000
      Lehman Brothers Inc. ................................        2,500,000
      Quick & Reilly, Inc..................................        2,500,000
      Charles Schwab & Co., Inc............................        2,500,000
      U.S. Bancorp Piper Jaffray Inc. .....................        2,500,000
      Wachovia Securities, Inc.............................        2,500,000
      Advest Inc...........................................        1,250,000
      Robert W. Baird & Co. Incorporated...................        1,250,000
      BNY Capital Markets, Inc.............................        1,250,000
      BB&T Capital Markets, a Division of Scott &
          Stringfellow.....................................        1,250,000
      William Blair & Co...................................        1,250,000
      Blaylock & Partners, L.P.............................        1,250,000
      Comerica Securities, Inc.............................        1,250,000
      Crowell, Weedon & Co.................................        1,250,000
      Davenport & Company LLC .............................        1,250,000
      D.A. Davidson & Co. .................................        1,250,000
      Fahnestock & Co. Inc.................................        1,250,000
      Fifth Third Securities Inc...........................        1,250,000
      Gibraltar Securities Co. ............................        1,250,000
      Gruntal & Co., L.L.C. ...............................        1,250,000
      Guzman & Company.....................................        1,250,000
      J.J.B. Hilliard, W.L. Lyons, Inc. ...................        1,250,000
      Janney Montgomery Scott LLC. ........................        1,250,000
      Josephthal & Co. Inc.................................        1,250,000
      Legg Mason Wood Walker, Inc..........................        1,250,000
      McDonald Investments Inc., a KeyCorp Company.........        1,250,000
      Mesirow Financial, Inc. .............................        1,250,000
      Northern Trust Securities, Inc.......................        1,250,000
      Parker/Hunter Incorporated...........................        1,250,000

      Pershing/a Division of Donaldson, Lufkin & Jenrette..        1,250,000
      Ragen McKenzie, a Division of Wells Fargo
          Investments LLC..................................        1,250,000
      Raymond James & Associates, Inc......................        1,250,000
      The Robinson-Humphrey Company, LLC...................        1,250,000
      Muriel Siebert & Co. Inc.............................        1,250,000
      Southwest Securities, Inc............................        1,250,000
      Stifel, Nicolaus & Company Incorporated..............        1,250,000
      SunTrust Equitable Securities........................        1,250,000
      TD Securities (USA) Inc..............................        1,250,000
      Tucker Anthony Incorporated..........................        1,250,000
      Well Fargo/Van Kasper & Co...........................        1,250,000
      The Williams Capital Group, L.P......................        1,250,000
                                                                ------------
           Total...........................................     $525,000,000
                                                                ============

      The Representative of the underwriters has advised us that the underwriters propose initially to offer the Bonds to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at such price less a concession of $0.50 per Bond. The underwriters may allow, and such dealers may reallow a concession not in excess of $0.45 per Bond to certain brokers and dealers. After the initial public offering, the public offering price and concession may be changed.

      We have granted the underwriters a right to request from us the opportunity to purchase up to an additional $50,000,000 aggregate principal amount of Bonds to cover overallotments, if any, at the initial offering price to the public less the underwriting discounts set forth above and within 30 days from the date of this prospectus supplement. Whether or not to approve the underwriters' request is totally at our discretion. To the extent that we approve of the exercise of such option and the underwriters exercise such option, each of the underwriters will have a firm commitment, subject to certain conditions, to purchase from us approximately the same percentages of the aggregate principal amount of Bonds as the amount set forth next to such underwriter's name in the above table bears to the aggregate principal amount of Bonds set forth as the total to be purchased in the above table.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Prior to the offering, there has been no public market for the Bonds. We intend to list the Bonds on the New York Stock Exchange, and we expect trading in the Bonds on the New York Stock Exchange to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the Bonds, the underwriters will undertake to sell lots of 100 or more Bonds to a minimum of 400 beneficial holders.

      The Bonds are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters intend to make a market in the Bonds but are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the Bonds will be liquid.

      In connection with the sale of the Bonds, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the Bonds in the open market to cover short positions or to stabilize the price of the Bonds. Any of these activities may stabilize or maintain the market price of the Bonds above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

      We will deliver the Bonds to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the Bonds. The underwriting agreement provides that the closing will occur on April 30, 2001, which is six business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.


      John H. Bryan, a director of Bank One Corporation, of which Banc One Capital Markets, Inc. is a direct wholly-owned subsidiary, is a director of GM. In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and will in the future engage, in commercial banking and investment banking transactions with GM and certain of our affiliates for which they have received customary fees and expenses.


                                 LEGAL OPINIONS

      The validity of the Bonds offered pursuant to this prospectus supplement will be passed on for GM by Martin I. Darvick, Esq., Attorney, GM Legal Staff, and for the underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares, and has options to purchase shares, of General Motors Corporation common stock, $1 2/3 par value and owns shares of General Motors Corporation Class H common stock, $0.10 par value.

      The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as our counsel and as counsel for certain of our subsidiaries in various matters.

PROSPECTUS


                           GENERAL MOTORS CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

     General Motors Corporation (the "Corporation" or "General Motors"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time its debt securities (the "Debt Securities") and/or its warrants (the "Warrants") to purchase any of the Debt Securities, for issuance and sale, at an aggregate initial offering price not to exceed $3,000,000,000 or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit ("ECU") (the "Specified Currency"), on terms to be determined at the time of sale. The Debt Securities and the Warrants are herein collectively called the "Securities." The Securities may be offered either together or separately and in one or more series, in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Securities may be sold for U.S. dollars or the Specified Currency and the principal of and any premium and interest on the Securities may likewise be payable in U.S. dollars or the Specified Currency. The Specified Currency for which the Securities may be purchased and the Specified Currency in which principal of and any premium and interest on the Securities may be payable are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Debt Securities will be issued in fully registered definitive form ("Certificated Securities") or in the form of global securities which may be held and registered only in the name of a depositary institution ("Book-Entry Securities").

     The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any redemption or repayment terms, and the Specified Currency in which the Debt Securities shall be payable (and similar information with respect to the Debt Securities purchasable upon exercise of each Warrant), are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). Where Warrants are to be offered, a Prospectus
Supplement  shall  set  forth the  offering  price  and  terms of the  Warrants, including the purchase price, exercise price or prices, detachability, expiration date or dates, exercise period or periods, the Specified Currency in which such Warrants are exercisable, the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration, and the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued.

     The Securities may be sold directly by the Corporation, through agents of the Corporation designated from time to time, or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement. Any Agents, underwriters or dealers participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution" for possible indemnification arrangements for the agents, underwriters and dealers. The Corporation reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 19, 1998

     No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, Prospectus Supplement, and Pricing Supplement, if any, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or by any agent, underwriter or dealer. Neither the delivery of this Prospectus, Prospectus Supplement and Pricing Supplement, if any, nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct at any time subsequent to the date thereof. This Prospectus, Prospectus Supplement and Pricing Supplement, if any, shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected, and copies may be obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Corporation's Common Stock, $1-2/3 Par Value and Class H Common Stock, $.10 par value, are listed and at the offices of the following other stock exchanges where the Corporation's Common Stock, $1-2/3 Par Value, is listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104, and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

     The Prospectus constitutes a part of a Registration Statement filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act of 1933"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Corporation and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and Reports on Form 8-K dated January 9, 1998, January 26, 1998, February 9, 1998, March 2, 1998, April 16, 1998, June 5, 1998,
June 8, 1998, July 8, 1998,  July 9, 1998, July 14, 1998(2),  August 3, 1998 and
August 17, 1998, filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

     All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                  GENERAL MOTORS CORPORATION
                  MAIL CODE:  482-111-238
                  3044 WEST GRAND BOULEVARD
                  DETROIT, MICHIGAN  48202-3091
                 (TELEPHONE NUMBER:  (313) 556-2044)


                           GENERAL MOTORS CORPORATION

     While the major portion of General Motors operations is derived from the automotive industry, General Motors also has financing and insurance operations and produces products and provides services in other industries. General Motors participates in the automotive industry through the activities of its automotive business operating segments: General Motors-North American Operations (GM-NAO); Delphi Automotive Systems (Delphi); and General Motors International Operations
(GMIO). GM-NAO designs, manufactures and markets vehicles primarily in North America under the following nameplates: Chevrolet, Pontiac, GMC, Oldsmobile, Buick, Cadillac and Saturn. Delphi is a diverse supplier of automotive systems and components. Delphi offers products and services in the areas of chassis, interior, lighting, electronics, power and signal distribution, energy and engine management, steering and thermal systems. GMIO meets the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates: Opel, Vauxhall, Holden, Isuzu, Saab, Chevrolet, GMC and Cadillac. General Motors financing and insurance operations primarily relate to General Motors Acceptance Corporation (GMAC). GMAC provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, and vehicle and homeowners insurance. GM's other operations relate to its Hughes Electronics Corporation subsidiary, which is the telecommunications and space business, and the design, manufacturing and marketing of locomotives and heavy-duty transmissions.

     General Motors principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265-2000 (Telephone Number (313) 556-5000).

                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, net proceeds from the sale of the Securities will be used for general Corporate purposes, including the repayment of existing indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings from continuing operations to fixed charges for the Corporation for the periods indicated.


       SIX MONTHS
         ENDED
        JUNE 30                        YEARS ENDED DECEMBER 31
     -----------------         ---------------------------------------

     1998        1997          1997     1996     1995     1994    1993
     ----        ----          ----     ----     ----     ----    ----
     1.87        2.93          2.21     2.10     2.39     2.35    1.26


     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Corporation and its consolidated subsidiaries; fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities in respect of which this Prospectus is being delivered and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities offered hereby are to be issued under an Indenture (the "Indenture"), dated as of December 7, 1995, between the Corporation and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following statements are subject to the detailed provisions of the Indenture. Numerical references in parentheses below are to sections in the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Capitalized terms used in this description but not defined herein have the meanings provided in the Indenture.

     The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, except as authorized from time to time by the Corporation's Board of Directors. (Section 2.01 of the Indenture.)

GENERAL

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities):

     (i)  the designation of such Debt Securities;

     (ii) the authorized denominations and the aggregate principal amount of such Debt Securities;

     (iii)the  percentage  of  their   principal   amount  at  which  such  Debt
          Securities will be issued;

     (iv) the date or dates on which such Debt Securities will mature (or the manner of determining the same);

     (v) the rate or rates per annum, if any, which may be fixed or variable, at which such Debt Securities will bear interest, if any, and, if the rate is variable, the manner of calculation thereof;

     (vi) the date or dates from which interest, if any, shall accrue or the method by which such date or dates shall be determined and the date or dates at which such interest, if any, will be payable and the record dates therefor;

     (vii)the period or periods within which, the terms and conditions upon which, such Debt Securities may be redeemed and the redemption price or prices;

     (viii) any mandatory or optional sinking fund or analogous provisions;

     (ix) the provisions, if any, for the defeasance of the Debt Securities;

     (x) the form (registered or bearer) in which Debt Securities may be issued, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in either form;

     (xi) whether and under what circumstances the Corporation will pay additional amounts (the "Additional Amounts") on Debt Securities held by a person who is not a United States person (as defined in the Prospectus Supplement) in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether the Corporation has the option to redeem the affected Debt Securities rather than pay such Additional Amounts;

     (xii)the Specified Currency for which such Debt Securities may be purchased and the Specified Currency in which the principal of, and premium, if any, and interest, if any, on, such Debt Securities may be payable;

     (xiii) the exchanges, if any, on which such Debt Securities may be listed;

     (xiv)whether such Debt Securities are to be issued in book-entry form and, if so, the identify of the Depositary for such book-entry Securities;

     (xv) the place or places where the principal of, premium, if any, and interest, if any, on the Debt Securities will be payable; and

     (xvi)any other specific terms of the Debt Securities, including any additional covenants applicable to such Debt Securities and any terms which may be required or advisable under applicable laws or regulations. (Sections 2.04 and 4.02 of the Indenture.)

     The Debt Securities will be unsecured and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Corporation (other than obligations preferred by mandatory provisions of law).

     Unless otherwise specified in a Prospectus Supplement, principal, premium, if any, interest, if any, and Additional Amounts, if any, will be payable, and, unless the Debt Securities are issued in book-entry form, the Debt Securities offered hereby will be transferable, at the office of the Trustee, 111 Wall Street, New York, New York 10043, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto. Principal of and premium, if any, interest, if any, and Additional Amounts, if any, on Debt Securities in bearer form, and coupons appertaining thereto (the "Coupons"), if any, will be payable against surrender of such Debt Securities or Coupons, as the case may be, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement. (Section 4.02 of the Indenture.) Debt Securities in bearer form and the Coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States Federal income tax considerations will be set forth in the Prospectus Supplement relating thereto.

     As used herein, the term Debt Securities shall include Debt Securities denominated in United States dollars or, at the option of the Corporation if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or units based on or relating to foreign currencies, including European Currency Units.

     If a Prospectus Supplement specifies that Debt Securities are denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denominations in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Special considerations applicable to the Debt Securities of any series, including any United States Federal income tax consequences applicable to any discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at discount or to Debt Securities denominated or payable in foreign currencies or currency units, will be described in the Prospectus Supplement relating thereto.

     If a Prospectus Supplement specifies that the Debt Securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. The Corporation will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the Debt Securities.

BOOK-ENTRY SECURITIES - DELIVERY AND FORM

     Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued in the form of one or more fully registered global securities (collectively, the "Registered Global Debt Securities") which will be deposited with or on behalf of The Depository Trust Corporation ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Prospectus Supplement is herein referred to as the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. No single Registered Global Security shall exceed U.S.$200,000,000. Except as set forth below, the Registered Global Debt Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     DTC has advised the Corporation that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the agents and/or underwriters named in any Prospectus Supplement), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

     Upon the issuance by the Corporation of Securities represented by a Registered Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with, the respective principal amounts of the Securities represented by such Registered Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by the agents, underwriters or dealers participating in the distribution of such Securities, or the Corporation, if such Securities are offered and sold directly by the Corporation, as the case may be. Ownership of beneficial interests in a Registered Global Debt Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Securities represented by a Registered Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Debt Security.

     So long as the Depositary for a Registered Global Debt Security, or its nominee, is the registered owner of the Registered Global Debt Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Securities represented by such Registered Global Debt Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Securities represented by a Registered Global Debt Security or Securities will not be entitled to have Book-Entry Securities represented by such Registered Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Accordingly, each person owning a beneficial interest in a Registered Global Debt Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Registered Global Debt Security. The Corporation understands that under existing policy of the Depositary and industry practices, in the event that the Corporation requests any action of holders or that an owner of a beneficial interest in such a Registered Global Debt Security desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Registered Global Debt Security, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

     Payments of principal of, premium, if any, and interest, if any, on, the Securities represented by a Registered Global Debt Security registered in the name of the Depositary or its nominee will be made by the Corporation through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Registered Global Debt Security. None of the Corporation, the Trustee, any paying agent or any other agent of the Corporation will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Corporation expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Registered Global Debt Security, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Registered Global Debt Security as shown on the records of the Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in a Registered Global Debt Security will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     If the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days, the Corporation will issue Debt

Securities in definitive form in exchange for all the Registered Global Debt Securities. In addition, the Corporation may at any time, and in its sole discretion, determine not to have the Debt Securities represented by the Registered Global Debt Securities and, in such event, will issue Debt Securities in definitive form in exchange for all the Registered Global Debt Securities. In either instance, an owner of a beneficial interest in Registered Global Debt Securities will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without Coupons; however, Medium-Term Notes issued pursuant to a Prospectus Supplement will be issued in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (or in such other denominations as shall be provided in an applicable Pricing Supplement) and will be issued in registered form only, without Coupons. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture.)

     The Debt Securities of a series may also be issued in the form of one or more bearer global securities (a "Bearer Global Debt Security") that will be deposited with a common depositary for the Euroclear System and Cedel Bank, societe anonyme or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Debt Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

DEFINITIONS  APPLICABLE  TO  COVENANTS.   The  following  definitions  shall  be
applicable to the covenants specified below:

                  (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Corporation), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

                  (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

                  (iii)  "Manufacturing  Subsidiary"  means any  Subsidiary  (A)
         substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which the Corporation's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of the Corporation as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Corporation or others or which is principally engaged in financing the Corporation's operations outside the continental United States of America.

                  (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                  (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by the Corporation or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Corporation and its consolidated affiliates as an entity.

                  (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Corporation, or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries. (Section 4.08 of the Indenture.)

LIMITATION ON LIENS. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of the Corporation or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Debt Securities (together with, if the Corporation shall so determine, any other indebtedness of the Corporation or such Manufacturing Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of the Corporation and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of the Corporation and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of the Corporation.

         The above restrictions shall not apply to Debt secured by:

                  (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

                  (ii) Mortgages on property existing at the time of acquisition of such property by the Corporation or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Corporation or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to the Corporation or a Manufacturing Subsidiary of improvements to such acquired property;

                  (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to the Corporation or to another Subsidiary;

                  (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Corporation or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or a Manufacturing Subsidiary;

                  (v)   Mortgages   on   property  of  the   Corporation   or  a
         Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property). (Section 4.06 of the Indenture.)

LIMITATION ON SALE AND LEASE-BACK. For the benefit of the Debt Securities, the Corporation will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by the Corporation or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Corporation or any Manufacturing Subsidiary on the date that the Debt Securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between the Corporation and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Corporation or such Manufacturing Subsidiary to such person, unless either:

                  (i) the Corporation or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Debt Securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant), or

                  (ii) the Corporation shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of the Corporation or any Manufacturing Subsidiary (other than Debt owned by the Corporation or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt. (Section 4.07 of the Indenture.)

DEFEASANCE

     If the terms of a particular series of Debt Securities so provide, the Corporation may, at its option, (a) discharge its indebtedness and its obligations under the Indenture with respect to such series or (b) not comply with certain covenants contained in the Indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. The Prospectus Supplement will more fully describe the provisions, if any, relating to such defeasance. (Section
12.02 of the Indenture.)

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Corporation and the Trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (a) evidence the assumption by a successor corporation of the obligations of the Corporation, (b) add covenants for the protection of the holders of the Debt Securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities of any series in bearer form, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of Debt Securities of any series as permitted by the terms of the Indenture and (f) evidence the acceptance of appointment by a successor trustee. (Section 10.01 of the Indenture.)

     The Indenture also contains provisions permitting the Corporation and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued thereunder, with the consent of the holders of not less than a majority in principal amount of the Debt Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or interest, premium or Additional Amounts on, any Debt Security payable in any coin or currency other than that provided in such Debt Security, (ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity thereof, or (iii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each Debt Security so affected. (Section
10.02 of the Indenture.)

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default in payment of any principal or premium, if any, on such series; (b) default for 30 days in payment of any interest or Additional Amounts on such series; (c) default for 90 days after notice in performance of any other covenant applicable to the Debt Securities; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

     No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a), (b) or (c) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of each such series then outstanding may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (d) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all the outstanding Debt Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts in respect of such Debt Security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest or Additional Amounts) if it considers it in the interests of the securityholders to do so. (Section 6.07 of the Indenture.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02 of the Indenture.) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the Debt Securities of all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.(Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

     Citibank, N.A. is the Trustee under the Indenture. Citibank, N.A. acts as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, the Corporation and certain of its subsidiaries and affiliates in the normal course of its business.

                             DESCRIPTION OF WARRANTS

GENERAL

     The Corporation may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. If the Warrants are issued together with any Debt Securities, they may be attached to or traded separately from such Debt Securities. The Warrants are to be issued under one or more separate Warrant Agreements (each a "Warrant Agreement") between the Corporation and a banking institution organized under the laws of the United States or one of the States thereof (each a "Warrant Agent").

     The following statements with respect to the Warrants are summaries of the Warrant Agreement, a form of which is filed as an exhibit to the Registration Statement. Such summaries of certain provisions of the Warrant Agreement and the Warrants do not purport to be complete and such summaries are subject to the detailed provisions of the Warrant Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

     The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Debt Securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a holder of a Debt Security in respect of, and is not entitled to any payments on, any Debt Securities issuable (but not yet issued) upon exercise of the Warrants.

     The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants offered thereby for the terms of, and other information with respect to, such Warrants, including: (i) the title and the aggregate number of Warrants; (ii) the designation, aggregate principal amount, currency or currencies and terms of the Debt Securities that may be purchased upon exercise of the Warrants; (iii) the price or prices at which such Warrants are exercisable; (iv) the currency or currencies in which such Warrants are exercisable; (v) the places at which such Warrants are exercisable and the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Warrant Expiration Date") or, if the Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Warrant Exercise Date", which term shall also mean, with respect to Warrants continuously exercisable for a period of time, every date during such period); (vi) the terms of any mandatory or optional call provisions; (vii) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (viii) the identity of the Warrant Agent; (ix) the exchanges, if any, on which such Warrants may be listed; (x) whether such Warrants shall be issued in book-entry form; (xi) if applicable, the designation and terms of the

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Debt  Securities  with which the  Warrants are issued and the number of Warrants issued with each of such Debt Securities; (xii) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (xiii) whether the Warrant Certificates will be in registered form or bearer form or both; (xiv) any applicable United States Federal income tax consequences; (xv) the price at which the Warrants will be issued; and (xvi) any other terms of the Warrants.

EXERCISE OF WARRANTS

     Warrants in registered form may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and by communicating to the Warrant Agent the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable Debt Securities, the form of which shall be set forth in the Prospectus Supplement. If less than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants. A more complete summary for the exercise of Warrants in registered form and for exercises of Warrants in bearer form is contained in the Prospectus Supplement accompanying this Prospectus.

                              PLAN OF DISTRIBUTION

     The Corporation may sell the Securities being offered hereby in any of four
ways:  (i)  directly  to  purchasers,   (ii)  through   agents,   (iii)  through
underwriters, and (iv) through dealers.

     Offers to purchase Securities may be solicited directly by the Corporation or by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Corporation to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, the Corporation and its subsidiaries in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Corporation will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act of 1933. Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the Securities: Bear, Stearns & Co. Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, J.P.
Morgan Securities Inc., Morgan Stanley Dean Witter, Morgan Stanley & Co. Incorporated, Salomon Smith Barney and Salomon Brothers Inc.

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     If a dealer is utilized in the sale of the  Securities  in respect of which this Prospectus is delivered, the Corporation will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers
may  be  entitled  to  indemnification   by  the  Corporation   against  certain
liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the applicable Prospectus Supplement, the Corporation will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Corporation.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                              --------------------

     Dennis Weatherstone, a director of J. P. Morgan & Co. Incorporated, of which J. P. Morgan Securities Inc. is an indirect wholly-owned subsidiary, is a director of the Corporation. In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage in commercial banking and investment banking transactions with General Motors and certain of its affiliates.

                                     EXPERTS

     The consolidated financial statements and the financial statement schedule included in the Corporation's 1997 Annual Report on Form 10-K, as amended, incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their reports appearing therein, and have been so incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the Prospectus Supplement relating to the Securities, the legality of the Securities will be passed upon for the Corporation by Martin I. Darvick, Attorney, Legal Staff, of the Corporation. Mr. Darvick owns shares, and has options to purchase shares, of the Corporation's Common Stock, $1-2/3 Par Value and owns shares of the Corporation's Class H Common Stock, $0.10 par value.

     Unless otherwise indicated in the Prospectus Supplement relating to the Securities, certain legal matters relating to the Securities will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of the Corporation and has acted as counsel for the Corporation and its subsidiaries in various matters.





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